Exhibit 99.1

Spirit AeroSystems Holdings, Inc.
Historical Segment Revenues and Segment Operating Income and Changes in Estimates for the Periods Ended 2019
As restated to conform to new segment presentation (effective October 1, 2021)
(unaudited)

	For the Quarter Ended
($ in millions)	March 28, 2019	June 27, 2019	September 26, 2019	December 31, 2019
Segment Revenues
Commercial	1,807.8	1,849.9	1,741.8	1,770.1
Defense & Space	126.2	123.0	123.1	135.2
Aftermarket	33.8	43.2	55.0	54.0
Total Segment Revenues	$1,967.8	$2,016.1	$1,919.9	$1,959.3

Segment Operating Income(1)
Commercial	282.2	267.7	239.3	179.2
Defense & Space	19.1	16.1	20.2	18.1
Aftermarket	8.2	9.1	12.8	4.7
Total Segment Operating Income	$309.5	$292.9	$272.3	$202.0

Corporate SG&A	(63.6)	(56.4)	(53.6)	(87.8)
Research and development	(12.9)	(10.5)	(12.6)	(18.5)
Total Operating Income	$233.0	$226.0	$206.1	$95.7

(1)Inclusive of forward losses, changes in estimate on loss programs and cumulative catch-up adjustments. These changes in estimates are further detailed in the table below.

($ in millions)	For the Quarter Ended
Changes in Estimates	March 28, 2019	June 27, 2019	September 26, 2019	December 31, 2019
(Unfavorable) Favorable Cumulative Catch-up Adjustments by Segment
Commercial	(4.3)	(10.6)	(15.5)	(13.8)
Defense & Space	0.1	(2.6)	2.5	0.3
Aftermarket	—	—	—	—
Total (Unfavorable) Favorable Cumulative Catch-up Adjustment	$(4.2)	$(13.2)	$(13.0)	$(13.5)

(Forward Loss) and Changes in Estimates on Loss Programs by Segment
Commercial	4.7	2.3	(28.8)	(41.7)
Defense & Space	—	—	—	—
Aftermarket	—	—	—	—
Total (Forward Loss) and Change in Estimate on Loss Program	$4.7	$2.3	$(28.8)	$(41.7)

Total Change in Estimate	$0.5	$(10.9)	$(41.8)	$(55.2)
EPS Impact (diluted per share based on statutory tax rate)	$—	$(0.08)	$(0.31)	$(0.42)

Spirit AeroSystems Holdings, Inc.
Historical Segment Revenues and Segment Operating Income and Changes in Estimates for the Periods Ended 2020
As restated to conform to new segment presentation (effective October 1, 2021)
(unaudited)

	For the Quarter Ended
($ in millions)	April 2, 2020	July 2, 2020	October 1, 2020	December 31, 2020
Segment Revenues
Commercial	884.8	486.4	650.2	689.9
Defense & Space	110.9	113.2	130.2	137.0
Aftermarket	81.6	45.0	25.9	49.7
Total Segment Revenues	$1,077.3	$644.6	$806.3	$876.6

Segment Operating (Loss) Income(1)
Commercial(2)	(101.0)	(328.2)	(131.7)	(59.7)
Defense & Space(3)	9.9	8.6	9.7	18.8
Aftermarket(4)	13.3	9.9	5.4	8.4
Total Segment Operating (Loss) Income	$(77.8)	$(309.7)	$(116.6)	$(32.5)

Corporate SG&A	(77.4)	(49.0)	(52.8)	(58.2)
Research and development	(12.3)	(8.3)	(7.5)	(10.7)
Total Operating Loss	$(167.5)	$(367.0)	$(176.9)	$(101.4)

(1)Inclusive of forward losses, changes in estimate on loss programs and cumulative catch-up adjustments. These changes in estimates are further detailed in the table below.
(2)Commercial: For the quarters ended April 2, 2020, July 2, 2020, October 1, 2020 and December 31, 2020: includes excess capacity costs of $70.0 million, $78.6 million, $69.7 million, and $47.2 million, respectively; restructuring costs of $36.3 million, $5.6 million, $17.8 million and $4.2 million, respectively, and temporary workforce adjustment costs as a result of the COVID-19 pandemic net of U.S. employee retention credit and U.K. government subsidies of $25.4 million, $19.3 million, ($10.9) million and ($0.1) million, respectively.
(3)Defense & Space: For the quarters ended April 2, 2020, July 2, 2020, October 1, 2020 and December 31, 2020: includes excess capacity costs of $3.4 million, $4.2 million, $2.9 million, and $2.9 million, respectively; and restructuring costs of $2.1 million, $0.4 million, $1.2 million and $0.3 million, respectively.
(4)Aftermarket: For the quarters ended April 2, 2020, July 2, 2020, October 1, 2020 and December 31, 2020: includes restructuring costs of $4.2 million, $0.3 million, $0.5 million and $0.1 million, respectively.

($ in millions)	For the Quarter Ended
Changes in Estimates	April 2, 2020	July 2, 2020	October 1, 2020	December 31, 2020
(Unfavorable) Favorable Cumulative Catch-up Adjustments by Segment
Commercial	(8.3)	(34.8)	6.3	(3.4)
Defense & Space	0.1	(2.9)	(1.7)	0.7
Aftermarket	—	—	—	—
Total (Unfavorable) Favorable Cumulative Catch-up Adjustment	$(8.2)	$(37.7)	$4.6	$(2.7)

(Forward Loss) and Changes in Estimates on Loss Programs by Segment
Commercial	(19.7)	(193.2)	(124.3)	(29.7)
Defense & Space	—	(0.9)	(4.1)	1.6
Aftermarket	—	—	—	—
Total (Forward Loss) and Change in Estimate on Loss Program	$(19.7)	$(194.1)	$(128.4)	$(28.1)

Total Change in Estimate	$(27.9)	$(231.8)	$(123.8)	$(30.8)
EPS Impact (diluted per share based on statutory tax rate)	$(0.17)	$(1.45)	$(0.77)	$(0.24)

Spirit AeroSystems Holdings, Inc.
Historical Segment Revenues and Segment Operating Income and Changes in Estimates for the Periods Ended 2021
As restated to conform to new segment presentation (effective October 1, 2021)
(unaudited)

	For the Quarter Ended
($ in millions)	April 1, 2021	July 1, 2021	September 30, 2021	December 31, 2021
Segment Revenues
Commercial	696.1	803.6	784.1	844.3
Defense & Space	153.4	141.8	137.8	152.0
Aftermarket	51.3	56.7	58.1	73.8
Total Segment Revenues	$900.8	$1,002.1	$980.0	$1,070.1

Segment Operating (Loss) Income(1)
Commercial(2)	(82.9)	(44.7)	(72.8)	(20.2)
Defense & Space(3)	12.0	12.4	7.9	12.0
Aftermarket(4)	10.8	14.8	7.9	16.8
Total Segment Operating (Loss) Income	$(60.1)	$(17.5)	$(57.0)	$8.6

Corporate SG&A	(57.6)	(66.9)	(86.8)	(68.6)
Research and development	(8.2)	(13.3)	(12.8)	(19.0)
Total Operating Loss	$(125.9)	$(97.7)	$(156.6)	$(79.0)

(1)Inclusive of forward losses, changes in estimate on loss programs and cumulative catch-up adjustments. These changes in estimates are further detailed in the table below.
(2)Commercial: For the quarters ended April 1, 2021, July 1, 2021, September 30, 2021 and December 31, 2021: includes excess capacity costs of $63.1 million, $45.5 million, $54.8 million and $43.3 million, respectively; restructuring costs of $1.1 million, $4.9 million, $0.7 million and $0.1 million, respectively; temporary workforce adjustment costs as a result of the COVID-19 pandemic net of U.S. employee retention credit and U.K government subsidies of $2.1 million, $2.4 million, $2.6 million and $4.9 million, respectively; and other costs, including partial offset related to the Aviation Manufacturing Jobs Protection Program grant (AMJP), of $0.0 million, $0.0 million, $0.2 million and ($28.8) million, respectively.
(3)Defense & Space: For the quarters ended April 1, 2021, July 1, 2021, September 30, 2021 and December 31, 2021: includes excess capacity costs of $4.5 million, $2.0 million, $2.3 million and $2.0 million, respectively; restructuring costs of $0.9 million, $0.2 million, $0.1 million and $0.0 million, respectively; and other costs, including partial offset related to AMJP, of $0.0 million, $0.0 million, ($0.3) million and ($2.7) million, respectively.
(4)Aftermarket: For the quarters ended April 1, 2021, July 1, 2021, September 30, 2021 and December 31, 2021: includes restructuring costs of $0.1 million, $0.1 million, $0.0 million and $0.0 million respectively; and other costs, including partial offset related to AMJP, of $0.0 million, $0.0 million, ($0.2) million and ($2.0) million, respectively.

($ in millions)	For the Quarter Ended
Changes in Estimates	April 1, 2021	July 1, 2021	September 30, 2021	December 31, 2021
(Unfavorable) Favorable Cumulative Catch-up Adjustments by Segment
Commercial	(7.6)	10.5	(3.4)	(1.9)
Defense & Space	1.8	(0.6)	0.6	(1.6)
Aftermarket	—	—	—	—
Total (Unfavorable) Favorable Cumulative Catch-up Adjustment	$(5.8)	$9.9	$(2.8)	$(3.5)

(Forward Loss) and Changes in Estimates on Loss Programs by Segment
Commercial	(67.6)	(51.2)	(61.5)	(47.0)
Defense & Space	(4.8)	(1.0)	(8.9)	0.5
Aftermarket	—	—	—	—
Total (Forward Loss) and Change in Estimate on Loss Program	$(72.4)	$(52.2)	$(70.4)	$(46.5)

Total Change in Estimate	$(78.2)	$(42.3)	$(73.2)	$(50.0)
EPS Impact (diluted per share based on statutory tax rate)	$(0.74)	$(0.42)	$(0.69)	$(0.46)